SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Materials Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                           SMITHWAY MOTOR XPRESS CORP.
                          --------------------------
                (Name of Registrant as Specified in its Charter)

               THE SMITHWAY MOTOR XPRESS CORP. BOARD OF DIRECTORS
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which
                transaction applies:                                         N/A
                                                                             ---
        (2)     Aggregate number of securities to which transaction
                applies:                                                     N/A
                                                                             ---
        (3)     Price per unit or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:                 N/A
                                                                             ---
        (4)     Proposed maximum aggregate value of transaction:             N/A
                                                                             ---
        (5)     Total Fee paid:                                              N/A
                                                                             ---

[ ]     Fee paid previously with preliminary materials.                      N/A
                                                                             ---

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount previously paid:                                      N/A
                                                                             ---
        (2)     Form, Schedule or Registration Statement No.:                N/A
                                                                             ---
        (3)     Filing Party:                                                N/A
                                                                             ---
        (4)     Date Filed:                                                  N/A
                                                                             ---

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501

              -----------------------------------------------------


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2000

              -----------------------------------------------------


To Our Stockholders:

     The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, at 10:00 a.m. Central Time, on Friday, May 12, 2000, for the following purposes:

     1. To consider and act upon a proposal to elect five (5) directors of the Company;

     2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

         All Stockholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors


                              /s/ William G. Smith
                              William G. Smith
                              Chairman of the Board

Fort Dodge, Iowa  50501
April 7, 2000

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501

              -----------------------------------------------------


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 2000

              -----------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), to be used at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company's headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, on Friday, May 12, 2000, at 10:00 a.m., Central Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by this mailing; provided, that directors, officers, and employees may solicit proxies by use of the mails or telephone without compensation other than their regular compensation. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 7, 2000.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 1999, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                             PROXIES AND VOTING

     Only stockholders of record at the close of business on March 15, 2000 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On March 15, 2000, there were issued and outstanding 4,010,640 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 4,010,640 votes on all matters subject to a vote at the Annual
Meeting, and 1,000,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 2,000,000 votes on all matters subject to a vote at the Annual Meeting. As of March 15, 2000, the Company had a total of 5,010,640 shares of Common Stock outstanding, entitled to cast an aggregate 6,010,640 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes approximately 484,000 shares of Class A Common Stock reserved for issuance under the Company's Incentive Stock Plan. Of the shares reserved, options or other grants under the Plan covering an aggregate of approximately 170,000 such shares have been granted, and on March 15, 2000, approximately 98,000 of such shares were subject to vested but unexercised options. There are 25,000 shares of Class A Common Stock reserved for issuance under the Company's Outside Director Stock Plan. Of those shares, 9,000 are subject to vested but unexercised options. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. If in the event that any such instrument in writing designates two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, then that one may exercise all of the powers conferred by such written instrument unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any
Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, proxies cast "For" or "Against" are included. If no direction is given to the proxy holder, the proxy will be voted "For" the proposals as specified in this proxy statement, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2001 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified. In the absence of contrary instructions, each proxy will be voted for the election of William G. Smith, G. Larry Owens, Herbert D. Ihle, Robert E. Rich, and Terry G. Christenberry, all of whom are standing for re-election to the Board of Directors. William G. Smith, Marlys L. Smith, and G. Larry Owens, who together are entitled to cast over 50% of the eligible votes at the Annual Meeting, have indicated that they will vote for the named nominees, and assuming that they do, such nominees will be elected.

Information Concerning Directors and Executive Officers

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Smithway Motor Xpress, Inc., an Iowa corporation.


                                                                        Director
           Name             Age                Position                    Since
--------------------------------------------------------------------------------
William G. Smith...........  60  Chairman of the Board, President,
                                 and Chief Executive Officer                1972
G. Larry Owens.............  62  Executive Vice President, Chief Operating
                                 Officer, Chief Financial                   1996
                                 Officer, and Director
Martin D. Smith............  51  Director of Technology and Administration     -
Michael E. Oleson..........  49  Treasurer and Chief Accounting Officer        -
Daniel S. O'Brion..........  40  Director of Sales and Marketing               -
Herbert D. Ihle............  60  Director                                   1996
Robert E. Rich.............  68  Director                                   1996
Terry G. Christenberry.....  53  Director                                   1996

     William G. Smith has been employed by the Company since 1958, served as President since 1984, and as Chairman of the Board and Chief Executive Officer since January 1995. Prior to 1984, Mr. Smith served in various other executive management capacities. Mr. Smith is a past Chairman of the Iowa Motor Truck Association and currently serves on its executive committee. In addition, Mr. Smith serves on the Board of Regents of Waldorf College in Forest City, Iowa.

     G. Larry Owens has served as Executive Vice President and Chief Financial Officer since joining Smithway in January 1993 and was appointed to also serve as Chief Operating Officer in May 1998. Prior to joining Smithway, Mr. Owens spent twenty-five years in the banking industry, most recently from 1982 through 1992 as President of Boatmen's Bancshares' regional banks in Spencer and Fort Dodge, Iowa.

     Martin D. Smith has served as Smithway's Director of Technology and Administration since February 1999 and served as Director of Operations from 1989 to February 1999 and Director of Administration from 1977 to 1989. Martin D. Smith is unrelated to William G. Smith.

     Michael E. Oleson served as Smithway's Controller upon joining the Company in 1980 and in January 1995 was named Treasurer and Chief Accounting Officer. Prior to joining Smithway, Mr. Oleson was employed as an accountant with Mallinger Truck Line, Inc., in Fort Dodge, Iowa, from 1974 to 1980.

     Daniel S. O'Brion has been Director of Sales and Marketing for Smithway since 1990 and served as a sales representative prior to 1990.

     Herbert D. Ihle has been President and owner of Diversified Financial Services, a Naples, Florida, management and financial services consulting firm, since 1989. From 1990 to 1992, Mr. Ihle served as Senior Vice President - Finance and Controller for Northwest Airlines, and from 1963 to 1989 served in various positions, including Executive Vice President - Finance, for Pillsbury Co. Mr. Ihle also serves as Chairman of the Board of Regents of Waldorf College in Forest City, Iowa and is a past director of Lutheran Brotherhood Insurance Company.

     Robert E. Rich is a private investor and has been involved in the management of several privately owned farming and manufacturing companies since 1978. From 1967 through 1978, Mr. Rich served as Executive Vice President and Treasurer and a member of the Board of Directors of Iowa Southern Utilities. Mr. Rich is a certified public accountant.

     Terry G. Christenberry has been the President and a director of Christenberry, Collet & Company, Inc., an investment banking firm located in Kansas City, Missouri, since its incorporation in June 1994. From September 1986 to June 1994, Mr. Christenberry was Executive Vice President and a director of H.B. Oppenheimer & Company, Inc., also an investment banking firm located in Kansas City, Missouri. Mr. Christenberry also serves as a director of OTR Express, Inc., a nationwide truckload carrier with common stock traded on the Nasdaq National Market.

Meetings and Compensation

     Board of Directors. During the fiscal year ended December 31, 1999, the Board of Directors of the Company met on six occasions. All directors attended in person or participated by telephone in at least 75% of the total number of meetings of the Board of Directors and all of the meetings held by committees of the Board on which they served. Directors who are not employees of the Company receive a $2,500 annual retainer paid every year at the annual meeting, $1,000 for each meeting of the Board of Directors attended by such director, and $250 per committee or telephonic meeting attended by the director. Non-employee directors also receive the annual option to purchase 1,000 shares of the Company's Class A Common Stock at 85% of the market price on the date of the annual meeting and are reimbursed for their expenses incurred in attending the meetings.

     Compensation  Committee.   The  Compensation  Committee  of  the  Board  of
Directors met twice during the fiscal year ended December 31, 1999, and all members were present at such meetings. Messrs. Ihle, Rich, and Christenberry serve on the Compensation Committee. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Report of the Compensation Committee for 1999 is set forth below. See "Compensation Committee Report on Executive Compensation."

     Audit Committee. The Audit Committee, comprised of Messrs. Rich, Ihle, and Christenberry, met four times during the fiscal year ended December 31, 1999. All members were present at each meeting. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, and reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors. The Audit Committee also considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting.

     Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

Compensation Committee Interlocks, Insider Participation, and Related Party Transactions

     Mr. Christenberry has served on the Compensation Committee since the Company's initial public offering on June 27, 1996. He is not an officer or employee of the Company. Mr. Christenberry is the President and a director of Christenberry, Collett & Company, Inc., an investment banking firm that has been retained by the Company since 1994 to provide various financial advisory services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION


     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the one other named executive officer of the Company whose total cash compensation exceeded $100,000 (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998, and 1997.



                                 Summary Compensation Table

                                        Annual Compensation                   Long Term Compensation
                                ----------------------------------      ---------------------------------
                                                                              Awards             Payouts
                                                                        ----------------------   --------
                                                                        Restricted
       Name and                                       Other Annual         Stock      Options      LTIP         All Other
  Principal Position    Year    Salary     Bonus     Compensation(1)    Award(s)(2)     (#)       Payouts     Compensation
---------------------   ----   ---------   -----     ---------------    -----------   -------     -------     ------------
William G. Smith,
 Chairman,              1999   $300,000      -              -              8,975         -           -              -
 President, and         1998   $300,000      -              -              5,521         -           -              -
 CEO                    1997   $300,000      -              -              4,322         -           -              -
G. Larry Owens,
 Executive Vice         1999   $157,500      -              -              4,426         -           -              -
 President, COO,        1998   $150,000      -              -              2,317         -           -              -
 and CFO                1997   $125,000      -              -              1,757         -           -              -
______________________

(1) Other annual compensation did not exceed 10% of the Named Officer's total salary for any reported year.

(2) Stock bonuses of Class A Common Stock granted by the Board of Directors effective January 28, 2000, January 28, 1999, and January 30, 1998. Amounts presented for Mr. Owens are net amounts reflecting 1,557 shares of the 2000 grant, 1,364 shares of the 1999 grant, and 1,124 shares of the 1998 grant, withheld to satisfy tax withholding obligations.


     The following table sets forth information with respect to the Named Officers concerning the exercise and ownership of options held at December 31, 1999:

                             Aggregated Option Exercises and Holdings

                                  Shares                  Number of Securities
                                 Acquired                Underlying Unexercised        Value of Unexercised
                                    on       Value         Options at 12/31/99        Options at 12/31/99(1)
              Name               Exercise   Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
-------------------------------  --------   --------    -------------------------   -------------------------
William G. Smith...............     -          -                    -                           -
G. Larry Owens.................     -          -                25,000/0                       $0/0
_________________________

(1) The December 31, 1999, closing price of $4.125 was below the exercise price of $8.875.

     The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

     The Company currently does not have any employment contracts, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. Similar rights could be extended to holders of additional awards under the Plan if any such awards were granted.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

     Under the Compensation Committee's supervision, the Company has adopted compensation policies that seek to attract and retain excellent management personnel and align the interests of senior management with the interests of stockholders. The three main components of senior management's compensation are salary, bonus, and stock-based compensation.

     Base Salary. In approving the base salaries of the Company's senior management team for 1999, the Compensation Committee reviewed individual performance and the compensation of persons holding similar positions at other publicly traded truckload carriers. The Compensation Committee took into account the relative size of comparable companies, growth rates, geographic considerations, and operating performance. The Compensation Committee believes that the base salaries of senior management, other than the salary of the Chief Executive Officer that is discussed below, are at or below the average levels paid by comparable, publicly traded truckload carriers.

     Annual Bonus. The Compensation Committee approved bonuses for 1999 for senior management, other than Mr. Smith and Mr. Owens, after considering whether a Company performance component was met and whether members of management met their individual goals that had been established at the beginning of the year. Members of management received bonuses based solely upon individual goals as the Company performance component was not met. Mr. Smith and Mr. Owens participate in a separate incentive compensation plan that allocates a bonus amount equal to a percentage of corporate profits.

     Stock-Based Compensation. The Compensation Committee believes that the use of stock-based compensation as a component of potential compensation can align the interests of management and stockholders and encourage senior management to focus on long-term, profitable growth. From time-to-time the Compensation Committee has made or recommended stock option grants and other stock awards to members of senior management. In 1999, the Company paid William G. Smith's and
G. Larry Owens' bonus in shares of Class A Common Stock. Mr. Smith was granted 8,975 shares and Mr. Owens was granted 5,983 shares. Mr. Owens elected to have 1,557 shares withheld to satisfy tax withholding obligations. The Company did not make stock option grants to senior management in 1999.

     Chief Executive Officer. Mr. Smith's base salary has not been changed since the Company's initial public offering. The Compensation Committee believes it is reasonable in relation to the base salaries of CEOs of comparable companies. Mr. Smith participated in the Profit Incentive Plan, as explained above. In view of his large stockholdings, Mr. Smith has not received stock option grants to date. As the Company's largest stockholder, Mr. Smith's net worth is directly affected by the Company's performance and stock price.

                            Compensation Committee:
                            Herbert D. Ihle
                            Robert E. Rich
                            Terry G. Christenberry

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

Stock Price Performance Graph

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                PERFORMANCE GRAPH FOR SMITHWAY MOTOR XPRESS CORP.

     The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking and Transportation Stocks commencing June 27, 1996, and ending December 31, 1999.

        Prepared by the Center for Research in Security Prices
        Produced on 01/21/2000 including data to 12/31/1999


                    GRAPH WAS CENTERED HERE IN PRINTED FORM

                                LEGEND

Symbol  CRSP Total Returns Index for:           12/1996   12/1997   12/1998   12/1999
------  -----------------------------           -------   -------   -------   -------
_____#  Smithway Motor Xpress Corp.               95.6     152.9      88.2      48.5
-----*  Nasdaq Stock Market (US Companies)       110.5     135.4     190.8     344.6
=====^  Nasdaq Trucking & Transportation Stocks  102.7     131.5     118.3     126.3
          SIC 3700-3799, 4200-4299, 4400-4599,
          4700-4799 US & Foreign

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 06/27/1996.

     The stock performance graph assumes $100 was invested on June 27, 1996, the date of the Company's initial public offering. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799
U.S. and Foreign.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth, as of March 15, 2000, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, by each Named Officer of the Company, and by all directors and executive officers of the Company as a group. Share numbers are as of January 20, 2000, for Lord, Abbett & Co. and February 4, 2000, for Dimensional Fund Advisors Inc. based upon Schedule 13G filings with the Securities and Exchange Commission.


                               SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

                                                                 Amount & Nature                  Percent of(1)
                                                                   of Beneficial       -------------------------------
Title of Class                 Name of Beneficial Owner(2)          Ownership(3)       Class A      Class B      Total
--------------          ----------------------------------       ---------------       -------      -------      -----
Class A Common                                                       1,082,712
Class B Common          William G. and Marlys L. Smith(4)            1,000,000          27.0%        100%        41.6%
Class A Common          G. Larry Owens(5)                              183,606           4.6%         -           3.7%
Class A Common          Martin D. Smith                                 37,525            *           -            *
Class A Common          Michael E. Oleson                               30,106            *           -            *
Class A Common          Daniel S. O'Brion                               28,520            *           -            *
Class A Common          Herbert D. Ihle                                  7,000            *           -            *
Class A Common          Robert E. Rich                                   8,000            *           -            *
Class A Common          Terry G. Christenberry(6)                       11,500            *           -            *
Class A Common          Lord, Abbett & Co.                             528,384          13.2%         -          10.5%
Class A Common          Dimensional Fund Advisors Inc.                 277,400           6.9%         -           5.5%
Class A & Class B       All directors and executive officers         2,388,969          34.6%        100%        47.7%
Common                  as a group (8 persons)
______________________

*        Less than one percent (1%).

(1) The Class A Common Stock is entitled to one vote per share. The Class B Common Stock is entitled to two votes per share so long as it is beneficially owned by William G. Smith or certain members of his immediate family. The Smiths beneficially own shares of Class A and Class B Common Stock with 51.3% of the voting power of all outstanding voting shares.

(2) The business address of William G. and Marlys L. Smith is 2031 Quail Avenue, Fort Dodge, Iowa 50501. The business address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(3) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares beneficially owned includes 25,000 shares of Class A Common Stock underlying options to purchase granted under the plan to each of G. Larry Owens, Martin D. Smith, Michael E. Oleson, and Daniel S. O'Brion that are currently exercisable or will become exercisable within 60 days. The shares owned also include 12,525, 5,106, and 3,520 shares held under the Company's 401(k) plan for Martin D. Smith, Michael E. Oleson, and Daniel S. O'Brion, respectively. The total shares includes 4,000 shares of Class A Common Stock underlying options to purchase granted under the Outside Director Stock Plan to each of Messrs. Rich, Ihle, and Christenberry that are currently exercisable or will be exercisable within 60 days. Unless otherwise indicated all shares are owned directly.

(4) All shares held as joint tenants with right of survivorship except (a) 190,000 shares of Class A Common Stock held in the name of Melissa Turner as voting trustee for the benefit of the Smith Family Limited Partnership,
     (b) 42,545 shares of Class A Common Stock held for the Smiths under the Company's 401(k) Plan, and (c) 1,769 shares of Class A Common Stock held individually by Marlys L. Smith. Melissa Turner is the daughter of William
     G. and Marlys L. Smith.

(5) Includes 200 shares held as custodian for minor children under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed, 8,406 shares of Class A Common Stock held under the Company's 401(k) Plan, and an option to purchase 25,000 shares granted to Mr. Owens under the Company's Incentive Stock Plan, which options are fully vested.

(6) Includes 2,500 shares held under the Christenberry, Collett & Company, Inc. 401(k) Plan, a unitized plan that, as of January 31, 2000, had allocated 33.1% of the Plan assets to Mr. Christenberry. Beneficial ownership of Plan assets not allocated to Mr. Christenberry is disclaimed.

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                                    AUDITORS

     The Board of Directors has selected KPMG LLP as independent auditors for the Company for the 2000 fiscal year. KPMG LLP has served as independent auditors for the Company since December 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 11, 2000, to be eligible for inclusion in the Company's proxy material related to that meeting. The inclusion of any such proposals in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                            Smithway Motor Xpress Corp.


                                            /s/ William G. Smith
                                            William G. Smith
                                            Chairman of the Board

April 7, 2000